INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders
Acceptance Insurance Companies Inc. and Subsidiaries


We consent to the incorporation by reference in Registration Statements
No. 33-53730 and No. 33-68856 on Form S-3 and in Registration Statements
No. 33-07397, No. 33-67180 and No. 33-51441 on Form S-8 of Acceptance Insurance Companies Inc. and subsidiaries of our reports dated February 28, 2000 appearing in this Annual Report on Form 10-K of Acceptance Insurance Companies Inc. and subsidiaries for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 17, 2000